Exhibit 10.14
SEVENTH AMENDMENT TO LEASE AGREEMENT
     THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of the 3rd day of November, 2006, by and between 1899 L STREET TOWER LLC, a Delaware limited liability company (“Landlord”), and BLACKBOARD INC. (“Tenant”).
WITNESSETH:
     WHEREAS, 1899 L Street LLC (“Original Landlord”) and Tenant entered into that certain Office Lease dated November 22, 1999 (the “Original Lease”), as amended by that certain Amendment to Lease Agreement dated February 16, 2000 (the “First Amendment”) as further amended by that certain Second Amendment to Lease Agreement dated July, 2000, as further amended by that certain Third Amendment to Lease Agreement dated January 31, 2001 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease Agreement dated March 22, 2002 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Lease Agreement dated August 31, 2005, executed by Landlord (as successor-in-interest to Original Landlord) (the “Fifth Amendment”) as further amended by that certain Sixth Amendment to Lease Agreement dated January 20, 2006 (the “Sixth Amendment”; all of the foregoing being collectively, the “Lease”) pertaining to 62,665 square feet of space (the “Premises”), including the 500 square feet of storage space leased by Tenant pursuant to the Original Lease, the 700 square feet of storage space leased by Tenant pursuant to the Second Amendment and 646 square feet of storage space leased by Tenant pursuant to the Sixth Amendment (collectively, the “Storage Space”) located in that certain building (the “Building”) located at 1899 L Street NW, Washington D.C.; and
     WHEREAS, Landlord and Tenant have agreed to amend the Lease, as more particularly set forth below.
     NOW THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:
AGREEMENT
     1. Deleted Renewal Option. Paragraph 1.6 of the Original Lease, Paragraph 5 in the Third Amendment, and Paragraph 12 in the Sixth Amendment are hereby deleted in their entirety and of no further force or effect.
     2. First Renewal Option. Tenant, at its option, may extend the Term of this Lease for one period (“First Extended Term”) the length of which is to be determined by Tenant, provided in no event shall the First Extended Term exceed three (3) months, commencing on February 1, 2008. The option for such extension may be exercised by Tenant giving written notice thereof (which notice shall include the length of the First Extended Term) to Landlord not later than February 15, 2007, provided that at the time of such notice Tenant shall not be in Default in the performance of any of the terms and provisions of this Lese beyond any applicable grace periods. If in Tenant’s notice, Tenant fails to specify the length of the First Extended Term or states a length of time in excess of three (3) months, then Tenant will be deemed to have elected to have the First Extended Term last for three (3) months. The First Extended Term shall be on like terms, covenants, agreements, provisions, conditions and limitations as are contained herein, except that the rental payable by Tenant during the First Extended Term shall be equal to $212,866.50 per month ($42.00 x 60,819 / 12) for the Premises, other than the Storage Space (the Premises less the Storage Space is the “Office Space”), plus $3,230 per month ($21.00 x 1,846 /12) for the Storage Space.
     3. Second Renewal Option. Provided Tenant has timely expressed its right to renew the Lease for the First Extended Term as set forth above, Tenant, at its option, may further extend the Term of this Lease for an additional period (“Second Extended Term”) the length of which is to be determined by Tenant, provided in no event shall the Second Extended Term exceed eight (8) months, commencing on the day after the expiration of the First Extended Term. The option for such extension may be exercised by Tenant giving written notice thereof (which notice shall include the length of the Second Extended Term) to Landlord not later than eleven (11) months and twenty (20) days prior to the expiration of the First Extended Term, provided that at the time of such notice Tenant shall not be in Default in the performance of any of the terms and provisions of this Lese beyond any applicable grace periods. If in Tenant’s notice, Tenant fails to specify the length of the Second Extended Term or states a length of time in excess of eight (8) months, then Tenant will be deemed to have elected to have the Second Extended Term last for eight (8) months. The Second Extended Term shall be on like terms, covenants, agreements, provisions, conditions and limitations as are contained herein, except that the rental payable by Tenant during the Second Extended Term shall be equal to the rental paid (on a per month basis) during the First Extended Term.
     4. Early Termination Right. Tenant shall, within five (5) days after receipt of written request from Landlord, notify Landlord if Tenant has vacated certain portions of the Premises (the “Vacated Premises”). Further, if there are Vacated Premises, Tenant shall, within ten (10) business days after receipt of written request from Landlord, execute certain Partial Termination Agreements, in the form attached hereto as Exhibit A, in connection with such Vacated Premises, as more particularly set forth in the applicable Partial Termination Agreement. Notwithstanding the foregoing, no Partial Termination Agreement shall be valid and binding unless and until Landlord executes same and delivers same to Tenant. If such partial termination occurs during the initial Term of the Lease, then Rent for the Premises shall be appropriately reduced from and after the effective date of any Partial Termination Agreement with Tenant and Landlord hereby acknowledging that Rent for different portions of the Premises varies during the initial Term of the Lease and therefore there will not be a straight pro rata reduction in Rent as a result of any partial termination, as aforesaid. If such partial termination occurs during either the First Extended Term or Second Extended Term, then Rent for the Premises shall be proportionately reduced from and after the effective date of any Partial Termination Agreement based on the rental rates set forth in Paragraph 2 or Paragraph 3 hereof.
     5. Holdover. If Tenant continues occupying the Premises after the expiration or termination of the Lease, then for the first two (2) months of such holdover, Paragraph 9.4 of the Original Lease shall not apply but, rather, the Term shall be deemed extended for such period provided that monthly rent shall equal $52.50 multiplied by the square footage of Office Space divided by twelve (12) plus $26.25 multiplied by the square footage of Storage Space divided by twelve (12). After such two (2) month period, if applicable, Paragraph 9.4 of the Original Lease shall fully apply to such holdover.
     6. Right to Enter. In Paragraph 9.3(a)(v) of the Original Lease, the phrase “during the ninety (90) days immediately before this Lease expires” is hereby deleted and replaced with the phrase “commencing on February 1, 2007”.
     7. Broker Warranty. Landlord and Tenant each warrant that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Amendment other than Studley, Inc. and Transwestern Commercial Services (collectively, the “Brokers”). Landlord and Tenant agree to indemnify and hold harmless the other from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the Brokers) with respect to this Amendment on account of the acts of the indemnifying party.
     8. Definitions. Unless the context otherwise requires, any capitalized term used herein shall have its respective meaning as set forth in the Lease.
     9. Integration of Amendment and Lease. This Amendment and the Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.
     10. Counterparts. This Amendment may be executed by each of the parties hereto in separate counterparts and have the same force and effect as if all of the parties had executed it as a single document.
     11. Ratification. Except as modified herein, all of the remaining terms and provisions of the Lease shall remain in full force and effect.
[signature page follows]

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: 1899 L STREET TOWER LLC, a Delaware limited liability company
By:	BlackRock Realty Advisors, Inc.,
its manager

By:	/s/ Cathy Bernstein
	Name:	Cathy Bernstein
	Title:	Director

TENANT: BLACKBOARD INC.
By:	/s/ Matthew Small
	Name:	Matthew Small
	Title:	Senior Vice President/General Counsel